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                                                                     EXHIBIT 4.5

                      PACIFIC COAST POWER & LIGHT COMPANY
                              EMPLOYEE STOCK PLAN

                          NOTICE OF STOCK OPTION GRANT

[Optionee's Name and Address]

-----------------------------

-----------------------------

     You have been granted an option, consisting of the Stock Option Agreement attached hereto as Exhibit A and this Notice of Stock Option Grant (together, the "Option") to purchase Common Stock of PACIFIC COAST POWER & LIGHT COMPANY (the "Company") as follows:

     Date of Grant                      __________________________

     Vesting Date                       __________________________

     Option Price Per Share             $_________________________

     Total Number of Shares Granted     __________________________

     Total Price of Shares Granted      __________________________

     Type of Option                     __ Incentive Stock Option

                                        __ Nonqualified Stock
                                           Option

     Term/Expiration Date               10 years/_________________

     Exercise Schedule:

     This Option may be exercised, in whole or in part, in accordance with the Vesting Schedule set out below;

     Vesting Schedule:

          Date of Vesting                      Number of Shares

          First Annual Anniversary
          of Vesting Date                      25%


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            Each Monthly Anniversary of
            Vesting Date After First Annual


            Anniversary of Vesting Date                1/48th of the total
                                                       Shares until fully vested


      Termination Period:

      Option may be exercised for 90 days after termination of employment or consulting relationship except as set out in Sections 7 and 8 of the Stock Option Agreement (but in no event later than the Expiration Date).

      Additional Forms of Consideration:

      In addition to the forms of consideration set out in Section 3 of the Stock Option Agreement, this Option may be exercised using the following forms of consideration:

                                     ___  No Additional Forms

                                     ___  Additional Forms as
                                          noted: Promissory Note at
                                          the discretion of the

                                          Company. _____________________________

________________________________________________________________________________

________________________________________________________________________________


Exercise of this Option shall be on a form of Exercise Notice provided by the Company.


      OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THIS OPTION IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S EMPLOYEE STOCK PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS RIGHT OR THE


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COMPANY'S RIGHT TO TERMINATE HIS EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR
WITHOUT CAUSE.

      Optionee acknowledges receipt of a copy of the Plan and certain information related to it and represents that he or she is familiar with the terms and provisions of the Plan and this Option. Optionee accepts this Option subject to all such terms and provisions. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option.

      By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Employee Stock Plan and the [Incentive/Nonstatutory] Stock Option Agreement, all of which are attached and made a part of this document.



OPTIONEE:                              PACIFIC COAST POWER & LIGHT COMPANY, a
                                       California company


________________________________       By ________________________________
Signature

________________________________       Title _____________________________
Print Name


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                               CONSENT OF SPOUSE


        The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Stock Option. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Stock Option, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Stock Option and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Stock Option.


                                             --------------------------------
                                                   Spouse of Purchaser
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                      PACIFIC COAST POWER & LIGHT COMPANY
                              EMPLOYEE STOCK PLAN

                          EXHIBIT A TO NOTICE OF GRANT

                             STOCK OPTION AGREEMENT

        1. Grant of Option. Pacific Coast Power & Light Company, a California corporation (the "Company"), hereby grants to the Optionee (the "Optionee") named in the Notice of Grant, an option (the "Option") to purchase a number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms, conditions and definitions of the Employee Stock Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

        If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.

        2.  Exercise of Option.

        (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

        (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form provided by the Company (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as to the holder's investment intent with respect to the Exercised Shares as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and, if

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the Optionee is married, by the Optionee's spouse, and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

     No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

     3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

     (a) cash; or

     (b) check; or

     (c) such other consideration as is indicated on the Notice of Grant.

     4. Optionee's Representations. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form attached hereto as Exhibit B, and shall read the applicable rules of the Commissioner of Corporations attached to such Investment Representation Statement.

     5. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.


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     6. Termination of Relationship. In the event of termination of Optionee's consulting relationship or Continuous Status as an Employee, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option during the Termination Period set out in the Notice of Grant. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

     7. Disability of Optionee. Notwithstanding the provisions of Section 6 above, in the event of termination of Optionee's Continuous Status as an Employee as a result of disability (as determined by the Board in accordance with the policies of the Company), Optionee may, but only within six (6) months from the date of termination of employment (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), exercise the Option to the extent otherwise so entitled at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     8. Death of Optionee. In the event of the death of Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

     9. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     10. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option. The limitations set out in Section 7 of the Plan regarding Option terms and Options granted to more than ten percent (10%) shareholders shall apply to this Option.

     11. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement


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be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

     12. Tax Consequences. Some of the federal and California tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

     (a)  Exercising the Option.

     (i) Nonqualified Stock Option ("NSO"). If this Option does not qualify as an ISO, the Optionee may incur regular federal income tax and California income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

     (ii) Incentive Stock Option ("ISO"). If this Option qualifies as an ISO, the Optionee will have no regular federal income tax or California income tax liability upon its exercise, although the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise.

     (b)  Disposition of Shares.

     (i) NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

     (ii) ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the fair market value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B)


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the difference between the sale price of such Shares and the aggregate Exercise
Price.

     (c) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) the date two years after the grant date, or (ii) the date one year after the exercise date, the Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.